Exhibit 99.1

American Software Reports First Quarter of Fiscal Year 2022 Results

Accelerated Growth in Cloud Services Annual Contract Value and Subscription Revenue

ATLANTA--(BUSINESS WIRE)--August 25, 2021--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the first quarter of fiscal year 2022.

Key First Quarter Financial Highlights:

  Subscription fees were $9.8 million for the quarter ended July 31, 2021, a 54% increase compared to $6.4 million for the same period last year, and Software license revenues were $0.5 million compared to $0.8 million for the same period last year, reflecting our continued transition to the Software as a Service (SaaS) engagement model.
  Cloud Services Annual Contract Value (ACV) increased approximately 49% to $40.9 million for the quarter ended July 31, 2021 compared to $27.5 million during the same period of the prior year.
  Total revenues for the quarter ended July 31, 2021 increased 7% to $29.3 million, compared to $27.2 million for the same period of the prior year.
  Recurring revenue streams for Maintenance and Cloud Subscriptions were 66% of total revenues in the quarter ended July 31, 2021 compared to 61% in the same period of the prior year.
  Maintenance revenues for the quarter ended July 31, 2021 decreased 8% to $9.5 million compared to $10.3 million for the same period last year.
  Professional services and other revenues for the quarter ended July 31, 2021 decreased 3% to $9.5 million compared to $9.8 million for the same period last year.
  Operating earnings for the quarter ended July 31, 2021 increased 100% to $1.8 million compared to $0.9 million for the same period last year.
  GAAP net earnings for the quarter ended July 31, 2021 increased 45% to $2.9 million or $0.09 per fully diluted share compared to $2.0 million or $0.06 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended July 31, 2021, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, increased 28% to $3.6 million or $0.11 per fully diluted share compared to $2.8 million or $0.09 per fully diluted share for the same period last year.
  EBITDA increased by 13% to $2.9 million for the quarter ended July 31, 2021 compared to $2.6 million for the same period last year.
  Adjusted EBITDA increased by 18% to $3.7 million for the quarter ended July 31, 2021 compared to $3.1 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax (benefit) / expense and non-cash stock-based compensation expense.

The overall financial condition of the Company remains strong, with cash and investments of approximately $108.1 million, an increase of approximately $15.1 million when compared to July 31, 2020, and no debt as of July 31, 2021. During the first quarter of fiscal year 2022, the Company paid shareholder dividends of approximately $3.6 million.

“Our fiscal year 2022 is off to a solid start with a 49% increase in Cloud Services ACV when compared to last year,” said Allan Dow, CEO and president of American Software. “We continue to see increasing adoption of cloud-based supply chain transformation solutions, resulting in accelerating backlog growth as measured by our Remaining Performance Obligations (RPO), which increased 63% to $122 million in the first quarter when compared to last year. Our pipeline remains robust, leaving us well positioned to exhibit continued revenue growth over the remainder of the year.”

Key first quarter of fiscal year 2022 highlights:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the first quarter include:, Berlin Packaging, Destination XL Group, Inc., Electrical Home-Aids Pty Limited (Godfrey's), Fantastic Furniture Pty Ltd, Herbalife International of America, Inc., Omega Pharma International Nv, TBC DE Mexico S.A. DE C.V., Trinseo S.A., and WEG Equipamentos Elétricos S.A.
  During the quarter, SaaS subscription and/or software license agreements were signed with customers located in the following 8 countries: Australia, Belgium, Brazil, Canada, Ireland, Mexico, United Kingdom, and United States.
  Logility, Inc. and Demand Management, Inc., wholly owned subsidiaries of the Company, were recognized for Supply & Demand Chain Executive’s 2021 Top Supply Chain Projects. Logility was recognized as a result of recent work with customer, Berlin Packaging.
  During the quarter, Logility announced a live webcast that featured a panel of experts highlighting how advanced supply chain planning unites the extended enterprise. The webinar featured experts including Angie Taylor, vice president and chief commercial officer, Plastic Packaging Technologies; Joshua Greenbaum, Enterprise Applications Consulting (EAC) founder; and Shawn Reynolds, executive vice president, marketing, Logility.

Company and Technology

  Logility and Demand Management, each announced their recognition as a 2021 Inbound Logistics Top 100 Logistics IT Providers. This was Logility’s 24th consecutive year being honored, and Demand Management’s 12th time.
  Also during the quarter, Logility announced its partnership with Tata Technologies to provide digital transformation solutions for the global supply chain. The collaboration offers solutions to its customers across Automotive, Industrial Heavy Machinery, Aerospace, Industrial, and Medical devices verticals to help them achieve agility and improved resilience in the new normal.
  Logility announced that Clarkston Consulting, a provider of management and technology consulting services, is now a member of its global partner ecosystem to help customers accelerate their digital supply chain transformation.
  Logility announced its partnership with Microsoft to make its comprehensive suite of solutions available through Microsoft Azure. Now, Azure customers can gain access to the Logility® Digital Supply Chain Platform, which allows these organizations to leverage new opportunities, respond to changing market dynamics and more profitably manage their complex global businesses.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entities, delivers an innovative technical platform with AI-powered capabilities for supply chain management and advanced retail planning that is accelerating digital supply chain optimization from product concept to customer availability. Logility, Inc. is helping large enterprise companies transform their supply chain operations to gain a competitive advantage. Recognized for its high-touch approach to customer service, rapid implementations and industry-leading return on investment (ROI), Logility customers include Big Lots, Husqvarna Group, Parker Hannifin, Sonoco Products and Red Wing Shoe Company. Demand Management, Inc. delivers affordable, easy-to-use supply chain planning solutions designed to increase forecast accuracy, improve customer service and reduce inventory to maximize profits and lower costs. Demand Management serves customers such as Siemens Healthcare, AutomationDirect.com and Newfoundland Labrador Liquor Corporation. New Generation Computing, Inc. powers the digital supply chain to enable apparel brand owners and retailers to maximize revenue and profit by accelerating lead times, streamlining product development, and optimizing sourcing and distribution. NGC customers include Brooks Brothers, Carter’s, Destination XL, Fanatics, Foot Locker, Jockey International, Lacoste and Spanx. The comprehensive American Software supply chain and retail planning portfolio delivered in the cloud includes advanced analytics, supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about American Software, please visit www.amsoftware.com, call (404) 364-7615 or email kliu@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes operating measures (ACV) and other non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of ACV, EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. ACV is a forward-looking operating measure used by management to better understand cloud services (SaaS and other related cloud services) revenue trends within the Company’s business, as it reflects the Company’s current estimate of revenue to be generated under existing customer contracts in the forward 12-month period. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, and income tax (benefit)/expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax (benefit)/expense and non-cash stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2021	2020	Pct Chg.
Revenues:
Subscription fees	$9,788	$6,363	54%
License fees	492	787	(37%)
Professional services & other	9,529	9,814	(3%)
Maintenance	9,462	10,314	(8%)
Total Revenues	29,271	27,278	7%

Cost of Revenues:
Subscription services	3,224	2,759	17%
License fees	159	675	(76%)
Professional services & other	7,010	7,830	(10%)
Maintenance	1,974	1,773	11%
Total Cost of Revenues	12,367	13,037	(5%)
Gross Margin	16,904	14,241	19%
Operating expenses:
Research and development	4,424	4,340	2%
Less: capitalized development	-	(245)	(100%)
Sales and marketing	6,120	4,744	29%
General and administrative	4,534	4,464	2%
Amortization of acquisition-related intangibles	53	53	0%

Total Operating Expenses	15,131	13,356	13%
Operating Earnings	1,773	885	100%
Interest Income & Other, Net	437	1,332	(67%)
Earnings Before Income Taxes	2,210	2,217	0%
Income Tax (Benefit)/Expense	(737)	183	nm
Net Earnings	$2,947	$2,034	45%
Earnings per common share: (1)
Basic	$0.09	$0.06	50%
Diluted	$0.09	$0.06	50%

Weighted average number of common shares outstanding:
Basic	33,053	32,339
Diluted	33,946	32,932

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2021	2020	Pct Chg.
NON-GAAP Operating Earnings:
Operating Earnings (GAAP Basis)	$1,773	$885	100%
Amortization of acquisition-related intangibles	53	312	(83%)
Stock-based compensation	775	546	42%
NON-GAAP Operating Earnings:	2,601	1,743	49%

Non-GAAP Operating Earnings, as a % of revenue	9%	6%

	First Quarter Ended
	July 31,
	2021	2020	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$2,947	$2,034	45%
Income Tax (Benefit)/Expense	(737)	183	(503%)
Interest Income & Other, Net	(437)	(1,332)	(67%)
Amortization of intangibles	956	1,530	(38%)
Depreciation	174	150	16%
EBITDA (earnings before interest, taxes, depreciation and amortization)	2,903	2,565	13%

Stock-based compensation	775	546	42%
Adjusted EBITDA	$3,678	$3,111	18%

EBITDA, as a percentage of revenues	10%	9%

Adjusted EBITDA, as a percentage of revenues	13%	11%

	First Quarter Ended
	July 31,
	2021	2020	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,947	$2,034	45%
Amortization of acquisition-related intangibles (2)	42	286	(85%)
Stock-based compensation (2)	621	501	24%
Adjusted Net Earnings	$3,610	$2,821	28%

Adjusted non-GAAP diluted earnings per share	$0.11	$0.09	22%

	First Quarter Ended
	July 31,
	2021	2020	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis)	$0.09	$0.06	50%
Amortization of acquisition-related intangibles (2)	-	0.01	nm
Stock-based compensation (2)	0.02	0.02	0%
Adjusted Net Earnings	0.11	$0.09	22%

	First Quarter Ended
	July 31,
	2021	2020	Pct Chg.
Amortization of acquisition-related intangibles
Cost of license	$-	$258	(100%)
Operating expenses	53	53	0%
Total amortization of acquisition-related intangibles	$53	$311	(83%)

Stock-based compensation
Cost of revenues	$61	$43	42%
Research and development	68	25	172%
Sales and marketing	143	66	117%
General and administrative	503	412	22%
Total stock-based compensation	$775	$546	42%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A and Class B shares under the two-class method are $0.09 and $0.06 for the three months ended July 31, 2021 and 2020, respectively.

(2) - Tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options for the three month period ended July 31, 2021 of 19.9%. Tax affected using the effective tax rate including a discrete item related to excess tax benefit for stock options for the three month period ended July 31, 2020 of 8.3%.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	July 31,	April 30,
	2021	2021

Cash and Cash Equivalents	$91,854	$88,658
Short-term Investments	16,280	16,006
Accounts Receivable:
Billed	22,872	24,438
Unbilled	2,001	2,201
Total Accounts Receivable, net	24,873	26,639
Prepaids & Other	6,957	5,320
Current Assets	139,964	136,623

PP&E, net	3,556	3,428
Capitalized Software, net	3,864	4,767
Goodwill	25,888	25,888
Other Intangibles, net	307	360
Deferred Sales Commissions - Non-current	2,335	2,474
Lease Right of Use Assets	1,271	1,454
Other Non-current Assets	2,271	2,163
Total Assets	$179,456	$177,157

Accounts Payable	$2,028	$1,732
Accrued Compensation and Related costs	4,121	6,129
Dividend Payable	3,659	3,615
Operating Lease Obligation - Current	693	739
Other Current Liabilities	1,710	1,307
Deferred Revenues - Current	36,921	37,142
Current Liabilities	49,132	50,664

Operating Lease Obligation - Non-current	674	821
Deferred Tax Liability - Non-current	2,602	2,627
Other Long-term Liabilities	514	654
Long-term Liabilities	3,790	4,102

Total Liabilities	52,922	54,766

Shareholders' Equity	126,534	122,391

Total Liabilities & Shareholders' Equity	$179,456	$177,157

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	First Quarter Ended
	July 31,
	2021	2020

Net cash provided by operating activities	$3,034	$1,479

Capitalized computer software development costs	-	(245)
Purchases of property and equipment, net of disposals	(302)	(118)

Net cash used in investing activities	(302)	(363)

Dividends paid	(3,615)	(3,547)
Proceeds from exercise of stock options	4,079	2,383

Net cash provided by / (used in) financing activities	464	(1,164)

Net change in cash and cash equivalents	3,196	(48)
Cash and cash equivalents at beginning of period	88,658	79,814

Cash and cash equivalents at end of period	$91,854	$79,766

Contacts

Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477